Exhibit 5.3

DLA Piper LLP (US)
One Fountain Square 11911 Freedom Drive, Suite 300
Reston, Virginia 20190
T 703 773 4000
W www.dlapiper.com

August 2, 2023

Amplified IT LLC

812 Granby Street

Norfolk, VA 23510

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel to Amplified IT LLC, a Virginia limited liability company (the “Virginia Guarantor”). This opinion letter is being delivered in connection with the preparation of the Registration Statement on Form S-3 (such registration statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2023, under the Securities Act of 1933, as amended (the “Securities Act”), by, inter alia, CDW Corporation, a Delaware corporation (the “Company”), CDW LLC, an Illinois limited liability company (“CDW”), CDW Finance Corporation, a Delaware corporation (“CDW Finance” and, together with CDW, the “Debt Issuers,”) and the Virginia Guarantor. The Registration Statement is with respect to, inter alia, the issuance and sale by the Debt Issuers of an unlimited amount of debt securities (the “Debt Securities”), which may be unsecured senior debt securities and/or unsecured subordinated debt securities. The Debt Securities will be issued under one or more indentures (the “Indentures”) by and among the Debt Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

The obligations of the Debt Issuers under the Debt Securities may be guaranteed (each a “Guarantee” and collectively, the “Guarantees”) by the Company, the Virginia Guarantor, and the other guarantors as set forth in the Registration Statement (collectively, the “Guarantors”). The Debt Issuers and the Guarantors are hereinafter collectively referred to as the “Registrants.” This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For the purpose of rendering this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of the following records, documents, instruments and certificates:

(i) the Registration Statement, including a base prospectus;

(ii) the form of Indenture as attached to the Registration Statement (together with the Registration Statement, the “Opinion Documents”);

August 2, 2023

Page Two

(iii) the Articles of Organization of the Virginia Guarantor, as certified by the Virginia State Corporation Commission on August 2, 2023, and assumed by us as remaining in full force and effect, without amendment, modification, revocation or recission, as of the date hereof (the “VA Articles”);

(iv) the operating agreement of the Virginia Guarantor dated March 15, 2021, and assumed by us as remaining in full force and effect, without amendment, modification, revocation or recission, as of the date hereof (the “VA Operating Agreement” and collectively with the VA Articles, the “Governing Documents”);

(v) the resolutions dated August 1, 2023 of the sole member of Virginia Guarantor, adopted by unanimous written consent dated as of August 1, 2023, authorizing the execution and delivery by the Virginia Guarantor of the Registration Statement and the performance by the Virginia Guarantor of its obligations thereunder (the “Transactions”), and assumed by us as remaining in full force and effect, without amendment, modification, revocation or recission, as of the date hereof; and

(vi) the Certificate of Fact issued by the Virginia State Corporation Commission on August 2. 2023, that the Virginia Guarantor is duly organized and in existence in Virginia on that date (the “Certificate of Good Standing”).

We note that the VA Operating Agreement states that it is governed by Delaware law. Our opinions herein below are premised upon the result that would be obtained if a Commonwealth of Virginia court were to apply the internal laws of the Commonwealth of Virginia to the interpretation and enforcement of the VA Operating Agreement (notwithstanding the designation therein of the laws of the State of Delaware). We express no opinion regarding the laws of the State of Delaware.

In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to factual matters material to the opinions expressed herein, we have relied solely upon, and assumed the accuracy, completeness, and genuineness of all certificates of officers of the Virginia Guarantor which we have received, the representations and warranties as to factual matters contained in and made by the Issuers and the Virginia Guarantor pursuant to the Registration Statement, and upon certificates and statements of government officials with respect to the Virginia Guarantor. We have also examined originals or copies of such documents or records of the Virginia Guarantor as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

August 2, 2023

Page Three

In rendering this opinion we have also assumed: (A) that the Registration Statement has been duly and validly executed and delivered by each party thereto (other than the Virginia Guarantor) and constitutes the valid, binding and enforceable obligations of all parties thereto; (B) that the representations and warranties made in the Registration Statement are true and correct; and (C) that there are no extrinsic agreements or understandings among the parties to the Registration Statement that would modify or interpret the terms of the Registration Statement or the respective rights or obligations of the parties thereunder.

We have also assumed that:

(i)

The Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities and Guarantees are offered or issued as contemplated by the Registration Statement;

(ii)

A prospectus supplement or term sheet (a “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii)

All Debt Securities and Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(iv)

The Debt Securities and Guarantees will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement and the applicable Indenture;

(v)

The Debt Securities and Guarantees offered, as they will be executed and delivered, as well as the terms of the Indentures, as they will be executed and delivered, do not and will not result in a default under or breach of any agreement or instrument binding upon the Virginia Guarantor;

(vi)

The Registrants will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Debt Securities and Guarantees being offered;

August 2, 2023

Page Four

(vii)

The Debt Securities and Guarantees offered, as they will be executed and delivered, as well as the terms of the Indentures, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Virginia Guarantor, whether imposed by any court or governmental or regulatory body having jurisdiction over the Virginia Guarantor;

(viii)

At the time of approval, execution, authentication, issuance and delivery of any Debt Securities and Guarantees, the applicable Indenture will be the valid and legally binding obligation of the Trustee and the Registrants;

(ix)	The Virginia Guarantor will receive a company benefit from its execution, delivery and issuance of the Guarantees;

(x)	The Indentures and the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and

(xi)

A definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Debt Securities or Guarantees offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

We are admitted to practice law in the Commonwealth of Virginia. We have not made an independent review of the laws of any state or jurisdiction other than the laws of the Commonwealth of Virginia. Accordingly, we express no opinion as to the laws of any state or jurisdiction other than the laws of the Commonwealth of Virginia. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above in this paragraph are applicable to the Opinion Documents or the transactions contemplated thereby.

We note that various issues are addressed in the opinion of Sidley Austin LLP, separately delivered to you, and we express no opinion with respect to those matters.

In rendering the opinions contained herein, we assume that the Virginia Guarantor and its sole member have satisfied all applicable fiduciary duties in connection with the authorization and filing of the Opinion Documents and that the transactions contemplated thereby do not violate any applicable business judgment rule. We further assume that the Opinion Documents and the transactions contemplated thereby were fair, just and reasonable to the Virginia Guarantor, its creditors and its equity holders as of the time that the sole member approved them.

August 2, 2023

Page Five

For purposes of this opinion letter, the term “Applicable Laws” means those laws of the Commonwealth of Virginia that a Virginia licensed attorney exercising customary diligence would reasonably expect to be applicable to transactions of the type contemplated in the Opinion Documents. The term “Applicable Laws” expressly excludes (A) any federal or state securities laws or regulations, including, without limitation, any “blue sky” laws, (B) the U.S. Commodity Exchange Act, as amended, or any rules or regulations promulgated thereunder, (C) the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, or any rules or regulations promulgated thereunder, (D) any federal or state anti-trust or unfair competition laws or regulations, (E) any federal, state or other tax laws or regulations, (F) any federal, state or other environmental or hazardous materials laws or regulations, (G) any federal criminal or civil forfeiture laws (including, without limitation, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, as amended) or regulations, (H) any federal, state or other privacy laws or regulations, (I) any federal, state or other land use, zoning or subdivision laws or regulations, (J) the Employee Retirement Income Security Act, as amended, or related laws or regulations and any other federal, state or other pension laws or regulations, (K) the Patient Protection and Affordable Care Act, as amended, or any rules or regulations promulgated thereunder, (L) any federal or state laws or regulations related to copyrights, patents, trademarks, service marks or other intellectual property (except to the extent covered by the UCC), (M) any federal, state or other health, safety and welfare laws or regulations, (N) any federal or state banking laws or regulations, (O) (1) the Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001), the Money Laundering Control Act of 1986, the Uniting and Strengthening America by Fulfilling Rights and Ensuring Discipline Over Monitoring Act of 2015 (USA Freedom Act of 2015), the Trading with the Enemy Act, the International Emergency Economic Powers Act of 1977, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2019 (CISADA), the Countering America’s Adversaries Through Sanctions Act (CAATSA), the International Boycott Provisions of Section 999 of the Internal Revenue Code, the Omnibus Trade and Competitiveness Act of 1988, the National Emergencies Act and the Trade Facilitation and Trade Enforcement Act of 2015, the Export Administration Act, the Arms Export Control Act, the International Traffic in Arms Regulations of the U.S. Department of State, Directorate of Defense Trade Controls, and the United Nations Participation Act, in each case including all amendments or other modifications thereto, and any rules or regulations promulgated thereunder, (2) any other federal, state or other anti-terrorism, anti-terrorist financing, anti-money-laundering, anti-bribery, anti-kickback, or anti-corruption laws or regulations, (3) any other economic or financial sanctions or trade embargoes or restrictive statutes or other measures enacted, imposed, administered or enforced from time to time by the U.S. government, including, without limitation, those administered by the Office of Foreign Assets Control of the U.S.

August 2, 2023

Page Six

Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce (e.g., the Export Administration Regulations of the U.S. Department of State, Directorate of Defense Trade Controls), (4) any other federal, state or other regulations governing the export and re-export of commercial and other items or (5) other laws or measures (a) prohibiting or restricting, or imposing sanctions on persons engaging in certain types of activities involving specified countries (e.g., Executive Order 13224: Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 Fed. Reg 49079 (Sept 24, 2001)), or (b) that address customs, anti-boycott, or national security matters, (P) any laws that may apply to a party to any Loan Document due to the nature of any person’s business or activities or the industry in which such person does business, (Q) any federal, state or other insurance laws or regulations, (R) any federal, state or other usury laws or regulations, (S) any federal, state or other gaming laws or regulations, (T) any federal, state or other criminal laws or regulations, (U) any federal, state or other tribal laws or regulations, (V) any Federal Reserve Board regulations, (W) federal and state laws and regulations concerning filing and notice requirements (e.g., Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Exon-Florio Act, as amended, and Section 721 of the Defense Production Act of 1950, as amended, including all regulations and procedures governing mandatory declaration, voluntary notices, submissions and/or reviews before or by the Committee on Foreign Investment in the United States thereunder), (X) any federal, state or other laws, regulations or policies concerning (1) national and local emergencies, and (2) sovereign immunity and possible judicial deference to acts of sovereign states, (Y) compliance with fiduciary duty requirements, (Z) any conventions or treaties or (AA) other statutes, rules or regulations customarily understood to be excluded even though they are not expressly stated to be excluded. For purposes of this opinion letter, the phrase “transactions of the type contemplated in the Opinion Documents” and similar phrases mean the performance by the Virginia Guarantor of its obligations under the Opinion Documents and the Debt Securities.

This opinion letter and the matters addressed herein are as of the date hereof and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Virginia Guarantor or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth elsewhere herein, we are of the opinion that as of the date hereof:

1. The Virginia Guarantor is in existence and in good standing as a limited liability under the laws of the Commonwealth of Virginia.

August 2, 2023

Page Seven

2. The Virginia Guarantor has the limited liability company power and authority to execute and deliver the Registration Statement and to perform its obligations as set forth in the Opinion Documents.

3. The execution and delivery by the Virginia Guarantor of the Registration Statement and the performance by the Virginia Guarantor of its obligations as set forth in the Opinion Documents have been duly authorized by all necessary limited liability company action of the Virginia Guarantor.

4. The Virginia Guarantor has duly executed and delivered the Registration Statement.

5. The execution and delivery by the Virginia Guarantor of the Registration Statement and performance by the Virginia Guarantor of its obligations as set forth in the Opinion Documents do not violate (a) the Virginia Guarantor’s Governing Documents, or (b) any Applicable Law.

6. No consent, approval, authorization or order of, or filing with any Virginia governmental authority or body is required in order for the Virginia Guarantor to obtain the right to execute and deliver, or perform its obligations under, the Opinion Documents and the Debt Securities, except for (i) those obtained or made prior to the date hereof, (ii) consents, approvals, authorizations, orders or filings required in connection with the ordinary course of conduct by the Virginia Guarantor of its business and ownership or operation by the Virginia Guarantor of its assets in the ordinary course of business (as to which we express no opinion), (iii) those that may be required under federal securities laws and regulations or state “blue sky” laws and regulations (as to which we express no opinion) or any other laws, regulations or governmental requirements which are excluded from the coverage of this opinion letter, and (v) consents, approvals, authorizations, orders or filings that may be required by any holder of the Debt Securities (as to which we express no opinion).

In rendering the opinions herein contained, we have assumed:

A. That the Registration Statement has been duly authorized, executed and delivered by each party thereto (other than the Virginia Guarantor) and that each such other party has all requisite power and authority to effect the transactions contemplated by the Opinion Documents.

B. That the Registration Statement constitutes the valid and binding obligation of each party to the Registration Statement, enforceable against such party in accordance with their terms, and we express no opinion with respect thereto.

August 2, 2023

Page Eight

C. That each natural person executing the Registration Statement on behalf of the Virginia Guarantor has the requisite legal capacity (including, without limitation, the absence of any mental impairment or other impairment or impediment of or to the legal capacity of each natural person);

D. That there have been no undisclosed written modifications of any provision of the Opinion Documents reviewed by us in connection with the rendering of this opinion and no undisclosed prior waiver of any right or any remedy contained in the Opinion Documents;

E. That the Opinion Documents are fair and that no fraud, mutual mistake of fact, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any of the matters relevant to the opinions expressed in this opinion letter.

F. The execution, delivery and performance by the Virginia Guarantor of any of its obligations under the Opinion Documents does not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which such Virginia Guarantor or its property is subject, or (ii) any judicial or administrative order or decree of any governmental authority binding on such Virginia Guarantor;

G. The genuineness of each signature on behalf of the Virginia Guarantor;

H. The completeness and authenticity of each document reviewed by us, the conformity to the original of such documents received and reviewed by us as a copy and the authenticity of the original of each document received by us as a copy;

I. That each individual executing a certificate is authorized to do so and has knowledge about all matters stated therein, and that the contents of each such certificate are accurate and complete and remain so as of the date of this letter;

J. The power, authority, and due execution and delivery by all parties to the Registration Statement other than the Virginia Guarantor; and

K. That all other parties to the Registration Statement have complied with all laws applicable to them in their state of organization and the Commonwealth of Virginia that affect the Registration Statement and the transactions contemplated thereby.

Notwithstanding any other provision of this opinion letter to the contrary, in addition to any other qualifications set forth herein, the opinions set forth in this letter are subject to the following further assumptions, qualifications, and limitations:

August 2, 2023

Page Nine

A. We express no opinion as to the creation, existence, attachment, or enforceability of any security interests or liens. We express no opinion as to the priority of any security interest or lien.

B. We express no opinion as to any agreement, document, certificate, or instrument, other than the Opinion Documents, that may be an exhibit to, or referred to in or contemplated by any of the Opinion Documents.

C. To the extent that the Opinion Documents refer to, or incorporate, any term or terms from any other agreement or document, we assume that (i) such agreement or document exists and contains the intended term or terms, and (ii) an original or copy of such agreement or document has been provided to the parties to the Registration Statement.

D. This opinion letter is subject to the effect of, and we express no opinion regarding, any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, receivership, assignment for the benefit of creditors or other laws relating to or affecting the rights of creditors generally.

E. We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Virginia Guarantor to the extent expressly set forth herein) to the Opinion Documents with any state, federal or other laws or regulations applicable to them, or (ii) the legal or regulatory status or the nature of the business of any party (other than the Virginia Guarantor to the extent expressly set forth herein).

F. The opinion set forth in paragraph 1 above is based solely upon the Certificate of Good Standing.

G. With respect to our opinion in paragraph 5(a) (regarding non-contravention of the Governing Documents of the Virginia Guarantor, the scope of such opinion is limited to our review of the Governing Documents, and we assume there are no other agreements, certificates or instruments that are binding on, or would expand or otherwise modify the respective rights or obligations of, the Virginia Guarantor.

H. We call your attention to the fact that our representation of the Virginia Guarantor has been limited to the transaction contemplated by the Opinion Documents and certain other specific matters as to which we have been consulted.

I. No opinion is expressed with regard to: (i) the financial ability of the Virginia Guarantor to meet their respective obligations under the Opinion Documents; (ii) the truthfulness or accuracy of any applications, reports, plans, documents, financial statements or other matters furnished by (or on behalf of) the Virginia Guarantor; or (iii) the truthfulness or accuracy of any representations or warranties made by the Virginia Guarantor in the Opinion Documents, which are not the subject of any of the opinions stated herein.

August 2, 2023

Page Ten

This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. This opinion is issued solely for the benefit of the Addressees and may not be circulated, quoted, otherwise referred to, delivered to or relied upon by any other party or in any other transaction. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.3 to the Company’s Current Report on Form 8-K and to its incorporation by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the General Rules and Regulations promulgated under the Act with respect to the registration of additional Notes and Guarantees for sale in any offering contemplated by the Registration Statement and shall cover such additional Notes and Guarantees.

Very truly yours,

DLA Piper LLP (US)